===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            JONES INTERCABLE, INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 20, 1998

  The Annual Meeting of the Shareholders of Jones Intercable, Inc. (the "Company") will be held at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, on Tuesday, October 20, 1998, at 10:00 a.m., Mountain Time, for the following purposes:

      1. To elect Directors to serve until the next Annual Meeting of Shareholders and/or until their successors are duly elected and qualified.

      2. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors for the Company for the year ending December 31, 1998.

      3. To transact such other business as may properly come before the Meeting.

  Only shareholders of record at the close of business on September 15, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

  It is very important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed proxy as promptly as possible--whether or not you plan to attend the Annual Meeting. The proxy should be returned in the enclosed envelope. You may revoke the proxy at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Annual Meeting or by giving written notice of revocation to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          /s/ Elizabeth M. Steele

                                          Elizabeth M. Steele
                                          Secretary

Dated: September 21, 1998

                         [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

                                PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 20, 1998

  Proxies in the form accompanying this statement are being solicited by the Board of Directors of Jones Intercable, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, October 20, 1998, at 10:00 a.m., Mountain Time, at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, and at any adjournments thereof. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Meeting, or by giving written notice of revocation to the Secretary of the Company.

  If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made on the proxy, then the shares shall be voted FOR approval of the proposals set forth in this Proxy Statement. The proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof. Management knows of no matters, other than those set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

  "Broker non-votes" are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such a capacity. With respect to the proposals to be voted on at the Meeting, abstentions and broker non-votes will have no impact on the outcome of the voting on such proposals because a majority vote of the shares represented at the Meeting will be sufficient to determine the voting on all of the proposals.

  Officers, directors and regular employees of the Company may solicit proxies by telephone, fax or personal interview, as well as by mail. The cost of any such solicitation will be paid by the Company. Arrangements also have been made with brokerage firms and other custodians, nominees and fiduciaries who hold of record Common Stock and Class A Common Stock for the forwarding of solicitation materials to the beneficial owners thereof. The Company will request banks, brokerage houses and other institutions, which act as nominees or fiduciaries for owners of Common Stock and Class A Common Stock, to forward the solicitation materials to persons for whom they hold shares and to obtain authorization for the execution of proxies.

  As of September 15, 1998, the Company's classes of capital stock entitled to vote were its Common Stock, $.01 par value, of which 5,113,021 shares were outstanding, and its Class A Common Stock, $.01 par value, of which 35,985,642 shares were outstanding. Only shareholders of record at the close of business on September 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the meeting.

  The approximate date on which this Proxy Statement is being sent to shareholders is September 21, 1998.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by April 15, 1999 in order to be presented at the next Annual Meeting of Shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

  The following table sets forth certain information regarding ownership of the Company's Common Stock or Class A Common Stock as of the Record Date by persons (including any group) known to the Company to be beneficial owners of more than 5% of either class of stock, the Directors of the Company, each of the executive officers named in the Executive Compensation Table and the executive officers and directors of the Company as a group. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days.

                                            AMOUNT AND NATURE
      NAME AND ADDRESS OF                     OF BENEFICIAL
      BENEFICIAL OWNER (1)   TITLE OF CLASS   OWNERSHIP (2)     PERCENT OF CLASS
      --------------------   -------------- -----------------   ----------------
      Jones International,
      Ltd.                    Common Stock      2,441,751(3)(4)          47.76
      9697 East Mineral
      Avenue
      Englewood, CO 80112       Class A         1,497,373(3)              4.16
                              Common Stock
--------------------------------------------------------------------------------
      Glenn R. Jones          Common Stock      2,916,151(3)(5)          57.03
      9697 East Mineral
      Avenue
      Englewood, CO 80112       Class A         2,502,117(3)(6)           6.86
                              Common Stock
--------------------------------------------------------------------------------
      Kevin P. Coyle          Common Stock            345(7)               .01
      9697 East Mineral
      Avenue
      Englewood, CO 80112       Class A            30,924(8)               .09
                              Common Stock
--------------------------------------------------------------------------------
      William E. Frenzel        Class A               400        less than .01
      1775 Massachusetts
      Ave., N.W.              Common Stock
      Washington, D.C. 20036
--------------------------------------------------------------------------------
      James B. O'Brien          Class A            70,694(9)               .20
      9697 East Mineral
      Avenue                  Common Stock
      Englewood, CO 80112
--------------------------------------------------------------------------------
      Raphael M. Solot        Common Stock            300                  .01
      501 South Cherry
      Street
      Denver, CO 80222
--------------------------------------------------------------------------------
      Ruth E. Warren          Common Stock            208        less than .01
      9697 East Mineral
      Avenue
      Englewood, CO 80112       Class A            40,042(10)              .11
                              Common Stock
--------------------------------------------------------------------------------
      Sanford Zisman          Common Stock            500(11)              .01
      3773 Cherry Creek
      North Drive
      Denver, CO 80209
--------------------------------------------------------------------------------
      Robert B. Zoellick        Class A               300        less than .01
      1800 K Street, N.W.     Common Stock
      Washington, D.C.
      20006
--------------------------------------------------------------------------------
      All executive
      officers and            Common Stock      2,917,514                57.06
      directors as a group
      (20 persons)              Class A         2,694,081(12)             7.35
                              Common Stock
--------------------------------------------------------------------------------

        NAME AND
       ADDRESS OF                   AMOUNT AND NATURE
       BENEFICIAL                     OF BENEFICIAL
        OWNER (1)    TITLE OF CLASS   OWNERSHIP (2)            PERCENT OF CLASS
       ----------    -------------- -----------------          ----------------
      Christine
      Jones Marocco   Common Stock      2,726,543(13)               53.33
      25 East End
      Avenue, #14F
      New York, NY
      10288             Class A
                      Common Stock         75,083(14)                 .21
-------------------------------------------------------------------------------
      BTH             Common Stock      2,878,151(15)(16)(20)       56.29
      (Intercable)
      Limited
      (f/k/a Bell
      Canada
      International
      BVI VI
      Limited)
      Arawak Chamber
      Road Town
      Tortola, BVI
-------------------------------------------------------------------------------
      BTH (U.S.         Class A        12,782,500(17)(18)(20)       35.52
      Cable)          Common Stock
      Limited
      (f/k/a Bell
      Canada
      International
      BVI III
      Limited)
      Arawak Chamber
      Road Town
      Tortola, BVI
-------------------------------------------------------------------------------
      Capital            Class          3,230,000(19)(20)            8.98
      Research and    Common Stock
      Management
      Company
      333 South
      Hope Street
      Los Angeles,
      CA 90071
-------------------------------------------------------------------------------

 (1) Directors who are not listed in this beneficial ownership table do not beneficially own any of the Company's shares. Shares shown as subject to options means that such options are exercisable within 60 days.
 (2) Unless otherwise noted, all persons indicated in the table have full voting and investment power with respect to the share ownership described.
 (3) Glenn R. Jones, Chairman of the Board of Directors and Chief Executive Officer of the Company, owns all of the outstanding shares of Jones International, Ltd. ("International") and is deemed to be the beneficial owner of all shares of the Company owned by International. By virtue of this ownership, Mr. Jones controls approximately 36% of the total votes to be cast by all shareholders of the Company's shares on matters not requiring a class vote, because, with regard to such matters, a share of Common Stock has one vote and a share of Class A Common Stock has 1/10th of a vote. The holders of Class A Common Stock, as a class, are able to elect the greater of 25% or the next highest whole number of the Company's Board of Directors and the holders of the Common Stock, as a class, are entitled to elect the balance of the Company's Board of Directors. Thus, holders of the Class A Common Stock, as a class, are presently entitled to elect four Directors and the holders of the Common Stock, as a class, are presently entitled to elect nine Directors. Due to his beneficial ownership of 57% of the Common Stock of the Company, Mr. Jones controls the election of the nine Directors to be elected by the holders of the Common Stock.
 (4) Includes 38,000 shares held by International; 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc. International may be deemed to be the beneficial owner of all shares of Common Stock owned by Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.
 (5) Includes 474,400 shares held by the Glenn Jones Grantor Business Trust; 38,000 shares held by International; 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc.
 (6) Includes 526,893 shares held by Mr. Jones; 477,851 shares deemed to be held by Mr. Jones pursuant to exercisable stock options; and 1,497,373 shares held by International.
 (7) Includes 320 shares held by Mr. Coyle's wife.
 (8) Includes 30,855 shares deemed to be held by Mr. Coyle pursuant to exercisable stock options.

 (9) Includes 60,694 shares deemed to be held by Mr. O'Brien pursuant to exercisable stock options.
(10) Includes 33,278 shares deemed to be held by Ms. Warren pursuant to exercisable stock options.
(11) Represents shares held by Sanford Zisman PC Profit Sharing Trust.
(12) Includes 652,178 shares deemed to be held by various executive officers and directors pursuant to exercisable stock options.
(13) Includes 12,370 shares held by Mrs. Marocco; 357 shares held by the Joseph Michael Marocco Irrevocable Trust; 2,239,416 shares held by the Jones International Grantor Business Trust in which Mrs. Marocco has shared voting power; and 474,400 shares held by the Glenn Jones Grantor Business Trust in which Mrs. Marocco has shared voting power.
(14) Includes 64,113 shares held by Mrs. Marocco; 970 shares held by the Joseph Michael Marocco Irrevocable Trust; and 10,000 shares held by Mrs. Marocco's husband. Mrs. Marocco disclaims beneficial ownership of the shares held by her husband. Mrs. Marocco's husband is a principal in a firm that may from time to time invest in the Company's securities. Mrs. Marocco disclaims beneficial ownership of any securities of the Company that said firm purchases or in which Mr. Marocco may therefor have an interest.
(15) BCI Telecom Holding Inc. ("BTH"), the sole shareholder of BTH (Intercable) Limited (f/k/a Bell Canada International BVI VI Limited), may be deemed to have beneficial ownership of the 2,878,151 shares of Common Stock covered by Option Agreements dated December 20, 1994 among The Bank of New York, acting as agent for BTH, and the Glenn Jones Grantor Business Trust, the Jones International Grantor Business Trust, Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.
(16) Pursuant to various agreements all dated August 12, 1998 among Mr. Jones, International and certain of its affiliates, BTH and Comcast Corporation ("Comcast"), Comcast has the right to purchase all of the shares of Common Stock covered by the Option Agreements referred to in Note 15 above. Comcast's address is 1500 Market Street, Philadelphia, PA 19102-2148.
(17) BTH is deemed to be the beneficial owner of the 12,782,500 shares of Class A Common Stock owned by its wholly owned subsidiary, BTH (U.S. Cable) Limited (f/k/a Bell Canada International BVI III Limited).
(18) Pursuant to various agreements all dated August 12, 1998 among Mr. Jones, International and certain of its affiliates, BTH and Comcast, Comcast has the right to purchase all of BTH's shares of Class A Common Stock referred to in Note 17 above.
(19) Capital Research and Management Company has no sole or shared voting power and sole dispositive power over 3,230,000 shares.
(20) This information is based upon filings made by the shareholders with the Securities and Exchange Commission, copies of which were provided to the Company.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  Directors are elected to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. In the absence of instructions to the contrary, the proxies designated by the Board of Directors on the form of proxy enclosed will vote the shares represented by them in favor of the nominees listed below. Each of the persons nominated is currently a member of the Board of Directors. Although management does not anticipate that such an event will occur, if a nominee named in this Proxy Statement is unable to serve as a Director at the time of the Annual Meeting, the proxy will be voted for a nominee to be designated by the present Board of Directors.

  The Company's Articles of Incorporation provide that, with respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of Directors constituting 25% of the total membership of the Board of Directors. If such 25% is not a whole number, holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors constituting 25% of the membership of the Board of Directors. Holders of Common Stock, voting as a separate class, are entitled to elect the remaining Directors.

  Pursuant to the terms of the Shareholders Agreement dated as of December 20, 1994 among Glenn R. Jones, Jones International, Ltd., BCI Telecom Holding Inc. ("BTH") (f/k/a Bell Canada International Inc.) and the Company (the "Shareholders Agreement"), the Company's Board of Directors consists of thirteen members. Four members of the Board of Directors are to be elected by holders of Class A Common Stock, and nine members of the Board of Directors are to be elected by holders of Common Stock. The parties to the Shareholders Agreement have agreed that, of the four Class A Directors, BTH will be entitled, but not required, to designate one Director and the remaining three Directors, which shall be Independent Directors (as such term is defined in the Shareholders Agreement), will be jointly designated by Glenn R. Jones and BTH. The parties to the Shareholders Agreement also have agreed that Mr. Jones will be entitled, but not required, to designate seven of the nine Common Directors and that BTH will be entitled, but not required, to designate two of the nine Common Directors.

  Of the thirteen persons set forth below as nominees for the position of Director of the Company, William E. Frenzel, Donald L. Jacobs, Robert Kearney and Robert B. Zoellick have been designated as nominees to be elected by holders of Class A Common Stock. Mr. Kearney was designated by BTH. Messrs. Frenzel, Jacobs and Zoellick were jointly designated by Glenn R. Jones and BTH, and they will serve as Independent Directors. Glenn R. Jones, Josef J. Fridman, Robert E. Cole, James J. Krejci, James B. O'Brien, Raphael M. Solot, Howard O. Thrall, Siim A. Vanaselja and Sanford Zisman have been designated as the nominees to be elected by holders of Common Stock. Messrs. Jones, Cole, Krejci, O'Brien, Solot, Thrall and Zisman have been designated by Mr. Jones. Messrs. Fridman and Vanaselja have been designated by BTH.

  Each share of Common Stock and Class A Common Stock has one vote in the election of the Directors to be elected by that class. The Company's Articles of Incorporation provide that cumulative voting shall not be allowed in the election of Directors. With respect to the Directors to be elected by the holders of Class A Common Stock, the four nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors. With respect to the Directors to be elected by the holders of Common Stock, the nine nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors. Pursuant to the terms of the Shareholders Agreement, to which the Company is a party, the Company is required to recommend to the shareholders of the Company the election to the Company's Board of Directors of each of the nominees designated by Mr. Jones and BTH and solicit proxies for each such nominee from all holders of voting securities entitled to vote thereon. Each of BTH and Mr. Jones have agreed to vote or cause to be voted all of the shares of the Company owned or controlled by them at any meeting of the shareholders of the Company in favor of their mutual nominees to the Company's Board of Directors.

  On August 12, 1998, Glenn R. Jones, Jones International, Ltd. and certain of their affiliates (the "Jones Entities") entered into an agreement with Comcast Corporation ("Comcast") pursuant to which the Jones Entities have agreed to an acceleration of the exercise of the option to acquire the 2,878,151 shares of Common Stock of the Company (the "Control Shares") currently held by the Jones Entities. The option agreements to which the Control Shares are presently subject also were amended on August 12, 1998 in order to allow acceleration of the sale of the Control Shares. The Control Shares are expected to be sold to Comcast in the first quarter of 1999. The closing of the sale, which is subject to certain conditions precedent, would occur simultaneously with the closing of Comcast's purchase of all of BTH's shares of Class A Common Stock of the Company. If and when these transactions are closed, Comcast would own approximately 38% of the economic interest and approximately 48% of the voting interest in the Company. In addition, the Common Stock to be held by Comcast would allow it to elect approximately 75% of the Board of Directors of the Company. Pursuant to the terms of related agreements also executed on August 12, 1998, upon the closing of the sale of the Control Shares to Comcast, the Directors of the Company, other than the three Independent Directors jointly designated by the Jones Entities and BTH (Messrs. Frenzel, Jacobs and Zoellick), will resign seriatim from the Board of Directors of the Company and will be replaced by individuals designated by Comcast.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

  Mr. William E. Frenzel was appointed a director of the Company in April 1995. Mr. Frenzel has been a Guest Scholar since 1991 with the Brookings Institution, a research organization located in Washington D. C. Until his retirement in January 1991, Mr. Frenzel served for twenty years in the United States House of Representatives, representing a district in the State of Minnesota, where he was a member of the House Ways and Means Committee and its Trade Subcommittee, the Congressional Representative to the General Agreement on Tariffs and Trade (GATT), the Ranking Minority Member on the House Budget Committee and a member of the National Economic Commission. Mr. Frenzel also served in the Minnesota Legislature for eight years. He is a Distinguished Fellow of the Tax Foundation, Vice Chairman of the Eurasia Foundation, a Board Member of the U.S.-Japan Foundation, the Close-Up Foundation, Sit Mutual Funds and Chairman of the Japan-America Society of Washington. He is 70 years old.

  Mr. Donald L. Jacobs was appointed a director of the Company in April 1995. Mr. Jacobs is a retired executive officer of TRW. Prior to his retirement, he was Vice President and Deputy General Manager of the Space and Defense Sector; prior to that appointment, he was the Vice President and General Manager of the Defense Systems Group and prior to his appointment as Group General Manager, he was President of ESL Inc., a wholly owned subsidiary of TRW. During his career, Mr. Jacobs served on several corporate, professional and civic boards. He is 60 years old.

  Mr. Robert Kearney was appointed a director and a member of the Executive Committee of the Company in July 1997. Mr. Kearney is a retired executive officer of Bell Canada. Prior to his retirement in December 1993, Mr. Kearney was the President and Chief Executive Officer of Bell Canada. He served as Chairman of BCE Canadian Telecom Group in 1994 and as Deputy Chairman of BCI Management Limited in 1995. He currently serves as a Director of MPACT, a Canadian electronic commerce company. During his career, Mr. Kearney served in a variety of capacities in the Canadian, American and International Standards organizations, and he has served on several corporate, professional and civic boards. He is 61 years old.

  Mr. Robert B. Zoellick was appointed a director of the Company in April 1995. Mr. Zoellick is the President and CEO-designate of the Center for Strategic and International Studies, a public policy institution in Washington, D.C. From 1993 through 1997, he was an Executive Vice President at Fannie Mae, a federally chartered and stockholder-owned corporation that is the largest housing finance investor in the United States. From August 1992 to January 1993, Mr. Zoellick served as Deputy Chief of Staff of the White House and Assistant to the President. From May 1991 to August 1992, Mr. Zoellick served concurrently as the Under Secretary of State for Economic and Agricultural Affairs and as Counselor of the Department of State, a post he assumed in March 1989. From 1985 to 1988, Mr. Zoellick served at the Department of Treasury in a number of capacities, including Counselor to the Secretary. Mr. Zoellick currently serves on the boards of Alliance Capitol and Said Holdings. He is 45 years old.

DIRECTORS TO BE ELECTED BY HOLDERS OF COMMON STOCK

  Mr. Glenn R. Jones has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1970, and he was President from June 1984 until April 1988. Mr. Jones is the sole shareholder, President and Chairman of the Board of Directors of Jones International, Ltd. He is also Chairman of the Board of Directors of the subsidiaries of the Company and of certain other affiliates of the Company. Mr. Jones has been involved in the cable television business in various capacities since 1961, and he is a member of the Board of Directors and of the Executive Committee of the National Cable Television Association. In addition, Mr. Jones is a member of the Board of Education Council of the National Alliance of Business. Mr. Jones is also a founding member of the James Madison Council of the Library of Congress. Mr. Jones has been the recipient of several awards including: the Grand Tam Award in 1989, the highest award from the Cable Television Administration and Marketing Society; the President's Award from the Cable Television Public Affairs Association in recognition of Jones International's educational efforts through Mind Extension University (now Knowledge TV); the Donald G. McGannon Award for the advancement of minorities and women in cable from the United Church of Christ Office of Communications; the STAR Award from American Women in Radio and Television, Inc. for exhibition of a commitment to the issues and concerns of women in television and radio; the Cableforce 2000 Accolade awarded by Women in Cable in recognition of the Company's innovative employee programs; the Most Outstanding Corporate Individual Achievement Award from the International Distance Learning Conference for his contributions to distance education; the Golden Plate Award from the American Academy of Achievement for his advances in distance education; the Man of the Year named by the Denver chapter of the Achievement Rewards for College Scientists; and in 1994 Mr. Jones was inducted into Broadcasting and Cable's Hall of Fame. He is 68 years old.

  Mr. Josef J. Fridman was appointed a director of the Company in February 1998. Mr. Fridman is currently Chief Legal Officer of Bell Canada and of BCE Inc., Canada's largest telecommunications company. Mr. Fridman joined Bell Canada, a wholly owned subsidiary of BCE Inc., in 1969, and has held increasingly senior positions with Bell Canada and BCE Inc. since such time. Mr. Fridman has held his current position since March of 1998. Mr. Fridman's directorships include Alouette Telecommunications Inc., Telesat Canada, TMI Communications Inc., Telebec Itee, BCI Telecom Holding Inc. and BCE Corporate Services Inc. He is a member of the Quebec Bar Association, the Canadian, American and International Bar Associations and the Lord Reading Law Society. Mr. Fridman is a governor of the Quebec Bar Foundation. He is 52 years old.

  Mr. Robert E. Cole was appointed a director of the Company in March 1996. Mr. Cole is currently self-employed as a partner of First Variable Insurance Marketing and is responsible for marketing to National Association of Securities Dealers, Inc. firms in northern California, Oregon, Washington and Alaska. From 1993 to 1995, Mr. Cole was the Director of Marketing for Lamar Life Insurance Company; from 1992 to 1993, Mr. Cole was Senior Vice President of PMI Inc., a third party lender serving the special needs of Corporate Owned Life Insurance (COLI) and from 1988 to 1992, Mr. Cole was the principal and co-founder of a specialty investment banking firm that provided services to finance the ownership and growth of emerging companies, productive assets and real property. Mr. Cole is a Certified Financial Planner and a former United States Naval Aviator. He is 65 years old.

  Mr. James J. Krejci is President and CEO of Comtec International, Inc., a company in the specialized mobile radio services business, headquartered in Denver, Colorado. Prior to joining Comtec International, Inc. in February 1998, Mr. Krejci was President and CEO of Imagelink Technologies, Inc., headquartered in Boulder, Colorado, from June 1996 to February 1998, and prior to that, he was President of the International Division of International Gaming Technology headquartered in Reno, Nevada from May 1994 to February 1995. Prior to joining IGT, Mr. Krejci was Group Vice President of Jones International, Ltd. and was Group Vice President of the Company. He also served as an officer of subsidiaries of Jones International, Ltd. until leaving the Company in May 1994. Mr. Krejci has been a director of the Company since August 1987. He is 56 years old.

  Mr. James B. O'Brien, the Company's President, joined the Company in January 1982. Prior to being elected President and a director of the Company in December 1989, Mr. O'Brien served as a division manager director of operations planning/assistant to the CEO, Fund Vice President and Group Vice President/Operations. Mr. O'Brien was appointed to the Company's Executive Committee in August 1993. As President, he is responsible for the day-to-day operations of the cable television systems managed and owned by the Company. Mr. O'Brien is a board member of Cable Labs, Inc., the research arm of the U.S. cable television industry. He also serves as Chairman of the Board of Directors of CTAM: The Marketing Society for the Cable Telecommunications Industry and as an executive director of the Walter Kaitz Foundation, a foundation that places people of ethnic minority groups in positions with cable television systems, networks and vendor companies. Mr. O'Brien's numerous industry recognitions include a CTAM Tami Award for marketing excellence, a Women In Cable and Telecommunications Accolade Award recognizing his leadership efforts on behalf of women in the telecommunications industry, The President's Award for Leadership from the Illinois Cable and Telecommunications Association and a Lifetime Achievement Award from The National Association of Minorities in Communications. Additionally, Mr. O'Brien is a member of The Society of UK Cable Pioneers. He is 49 years old.

  Mr. Raphael M. Solot was appointed a director of the Company in March 1996 and he was elected Vice Chairman of the Board of Directors in November 1997. Mr. Solot is an attorney and has practiced law for 34 years with an emphasis on franchise, corporate and partnership law and complex litigation. He is 65 years old.

  Mr. Howard O. Thrall was appointed a director of the Company in March 1996. Mr. Thrall had previously served as a director of the Company from December 1988 to December 1994. Mr. Thrall is a management and international marketing consultant, having active assignments with First National Net, Inc., LEP Technologies, Cheong Kang Associates (Korea), Aero Investment Alliance, Inc. and Western Real Estate Partners, among others. From September 1993 through July 1996, Mr. Thrall served as Vice President of Sales, Asian Region, for World Airways, Inc. headquartered at the Washington Dulles International Airport. From 1984 until August 1993, Mr. Thrall was with the McDonnell Douglas Corporation, where he concluded as a Regional Vice President, Commercial Marketing with the Douglas Aircraft Company subsidiary. He is 51 years old.

  Mr. Siim A. Vanaselja was appointed a director of the Company in August 1996. He is the Chief Financial Officer of BCI Telecom Holding Inc. Mr. Vanaselja joined BCE Inc., Canada's largest telecommunications company, in February 1994 as Assistant Vice-President, International Taxation. In June 1994, he was appointed Assistant Vice-President and Director of Taxation, and in February 1995, Mr. Vanaselja was appointed Vice-President, Taxation. On August 1, 1996, Mr. Vanaselja was appointed the Chief Financial Officer of Bell Canada International Inc., a subsidiary of BCE Inc. Prior to joining BCE Inc. and since August 1989, Mr. Vanaselja was a partner in the Toronto office of KPMG Peat Marwick Thorne. Mr. Vanaselja has been a member of the Institute of Chartered Accountants of Ontario since 1982 and is a member of the Canadian Tax Foundation, the Tax Executives Institute and the International Fiscal Association. He is 42 years old.

  Mr. Sanford Zisman was appointed a director of the Company in June 1996. Mr. Zisman is a principal in the law firm of Zisman & Ingraham, P.C. of Denver, Colorado and he has practiced law for 32 years, specializing in the areas of tax, business and estate planning and probate administration. Mr. Zisman was a member of the Board of Directors of Saint Joseph Hospital, the largest hospital in Colorado, serving at various times as Chairman of the Board, Chairman of the Finance Committee and Chairman of the Strategic Planning Committee. Since 1982, he has also served on the Board of Directors of Maxim Series Fund, Inc., a subsidiary of Great-West Life Assurance Company. He is 58 years old.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              THE ABOVE NOMINEES.

  During the calendar year ending December 31, 1997, the Board of Directors of the Company met nine times. The Board of Directors of the Company took all other action in 1997 by unanimous written consent, in accordance with the provisions of the Colorado Business Corporation Act.

  During the first half of 1997, Messrs. Jones, O'Brien and Derek H. Burney were the members of the Executive Committee of the Board of Directors, which was established in April 1985. In July 1997, Mr. Kearney replaced Mr. Burney as a member of the Executive Committee. The Executive Committee of the Board met one time and took all other action during the calendar year ending December 31, 1997 by unanimous written consent. During 1997, Messrs. Jacobs, Vanaselja and Zoellick were the members of the Audit Committee of the Board of Directors, which was established in March 1982. The Audit Committee met three times during the calendar year ending December 31, 1997. During the first half of 1997, Messrs. Jones, Burney and Jacobs were the members of the Compensation Committee of the Board of Directors, which was established in January 1995. Mr. Kearney replaced Mr. Burney on the Compensation Committee in July 1997 and Mr. Cole replaced Mr. Jones on the Compensation Committee in June 1998. The Compensation Committee met four times during the calendar year ending December 31, 1997.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth certain information relating to the compensation paid by the Company during the Company's past two fiscal years ended December 31, 1997 and 1996, during the 12 months ended December 31, 1995 and during the Company's fiscal year ended May 31, 1995 to those persons who were, at December 31, 1997, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                      LONG TERM
                                                     COMPENSATION
    NAME AND                     ANNUAL COMPENSATION    AWARDS
   PRINCIPAL                     ------------------- ------------   ALL OTHER
    POSITION        YEAR (1)     SALARY    BONUS     OPTIONS     COMPENSATION(2)
   ---------        --------     ------    -----     -------     ---------------
Glenn R. Jones (3)  YE 12/31/97 $2,714,425 $      0   110,937(8)     $162,865
Chairman of the
 Board and Chief    YE 12/31/96  2,620,102        0         0         157,380
 Executive Officer  YE 12/31/95  2,500,067        0   125,937(8)      150,006
                    FYE 5/31/95  1,401,846  900,000   122,269(8)      135,623
James B. O'Brien
 (4)(9)             YE 12/31/97 $  252,045 $175,000    17,000(8)     $ 28,661
President and
 Director           YE 12/31/96    240,961  163,366         0          25,978
                    YE 12/31/95    230,866  139,870    17,000(8)       19,852
                    FYE 5/31/95    224,961  250,000    14,387(8)       28,498
Kevin P. Coyle
 (5)(9)             YE 12/31/97 $  191,552 $100,000    10,000(8)     $ 17,493
Group Vice Pres-
 ident/Finance      YE 12/31/96    184,185   72,750         0          15,558
                    YE 12/31/95    177,160   74,895     8,085(8)       15,811
                    FYE 5/31/95    173,616   45,000     7,762(8)       12,814
Christopher J.
 Bowick(6)          YE 12/31/97 $  176,075 $ 70,427    10,000(8)     $ 14,790
Group Vice
 President/         YE 12/31/96    169,302   96,872         0          15,152
Technology          YE 12/31/95    162,211   48,725     7,850(8)       10,159
                    FYE 5/31/95    158,061   54,529     7,378(8)       12,756
Ruth E. Warren
 (7)(9)             YE 12/31/97 $  177,273 $ 70,906    10,000(8)     $ 12,764
Group Vice
 President/         YE 12/31/96    170,454   77,327         0          12,558
Operations          YE 12/31/95    163,314   49,056     7,860(8)        9,644
                    FYE 5/31/95    149,854   50,126     7,418(8)        7,888

--------
(1) In 1995, the Company changed its fiscal year from a year ending May 31 to a calendar year ending December 31.
(2) The Company's employees are entitled to participate in a 401(k) profit sharing plan. Certain senior employees of the Company are also eligible to participate in a deferred compensation plan. The amounts shown in the column reflect the Company's contributions pursuant to these plans for the benefit of the named person's account.
(3) Mr. Jones' salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $1,458,391, $0, 125,937 and
    $87,504, respectively.
(4) Mr. O'Brien's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $137,133, $139,870, 17,000 and $8,228, respectively.
(5) Mr. Coyle's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $104,820, $53,007, 8,085 and $6,289, respectively.
(6) Mr. Bowick's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $96,352, $48,725, 7,850 and
    $5,781, respectively. On April 30, 1998, Mr. Bowick resigned from all of his positions with the Company.
(7) Ms. Warren's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $97,007, $49,056, 7,860 and
    $5,236, respectively.
(8) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.
(9) Either prior to or after December 31, 1998, Mr. O'Brien, Mr. Coyle and Ms. Warren will receive payments from the Company which will in no event exceed $4,000,000, $3,250,000 and $2,500,000, respectively. Such amounts will be paid in recognition of the contributions of such persons over a number of years of past service and in connection with services rendered and to be rendered during the transition period leading to the anticipated acquisition of control of the Company by Comcast. Other officers and employees of the Company will also receive payments in recognition of such contributions and services.

                             OPTION GRANTS IN 1997

  The following table sets forth information with respect to grants of stock options during 1997 for the Executive Officers named in the Summary Compensation Table.

                                                         POTENTIAL REALIZABLE VALUE
                                                          AT ASSUMED ANNUAL RATES
                                                        OF STOCK PRICE APPRECIATION
                  INDIVIDUAL GRANTS                         FOR OPTION TERM (2)
------------------------------------------------------- ----------------------------
                        % OF TOTAL
                         OPTIONS
                        GRANTED TO
                           ALL
                        EMPLOYEES  EXERCISE
              OPTIONS       IN       PRICE   EXPIRATION
NAME         GRANTED(1)    1997    ($/SHARE)    DATE      5% ANNUAL     10% ANNUAL
----         ---------- ---------- --------- ---------- ------------- --------------
Glenn R.
 Jones.....   110,937     30.80%     $9.25    2/10/07       $645,653      $1,635,211
James B.
 O'Brien...    17,000      4.72%     $9.25    2/10/07   $     98,940  $      250,580
Kevin P.
 Coyle.....    10,000      2.78%     $9.25    2/10/07   $     58,200  $      147,400
Christopher
 J. Bowick.    10,000      2.78%     $9.25    2/10/07   $     58,200  $      147,400
Ruth E.
 Warren....    10,000      2.78%     $9.25    2/10/07   $     58,200  $      147,400

--------
(1) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.
(2) The dollar amounts shown under these columns are the result of calculations at 5% and 10% compound growth rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases, the appreciation is calculated from the award date to the end of the option term.

  AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

  The following table sets forth information with respect to stock option exercises during 1997 by the Executive Officers named in the Summary Compensation Table.

                                              NUMBER OF
                                              SECURITIES
                                              UNDERLYING    VALUE OF UNEXERCISED
                                              UNEXERCISED   IN-THE-MONEY OPTIONS
                      NUMBER OF               OPTIONS AT             AT
                       CLASS A                 12/31/97           12/31/97
                    COMMON STOCK            --------------- ---------------------
                   SHARES ACQUIRED  VALUE    EXERCISABLE/       EXERCISABLE/
NAME                 ON EXERCISE   REALIZED  UNEXERCISABLE      UNEXERCISABLE
----               --------------- -------- --------------- ---------------------
Glenn R. Jones....     30,000      $155,625 542,812/235,039 $2,520,195/$1,523,150
James B. O'Brien..        0           --    28,001/32,693   $122,013/$217,139
Kevin P. Coyle....        0           --    12,932/17,923   $57,158/$121,487
Christopher J.
 Bowick...........        0           --    12,931/17,614   $56,805/$119,978
Ruth E. Warren....        0           --    15,639/17,639   $66,996/$120,101

 Compensation of Directors

  Directors of the Company who are not full-time employees of the Company or any of its affiliates earn $5,000 each calendar quarter for their services as Director, and an additional $1,250 is paid to each such Director for every meeting of the Board of Directors attended in person. No additional compensation for director service is paid to Directors who are full-time employees of the Company or any of its affiliates. Compensation for director service by employees of BTH is paid to BTH rather than to the BTH-employee Directors themselves.

 Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires certain persons, including directors and officers of the Company, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 1997 by its officers (as such term is defined in the rules promulgated under Section 16 of the Exchange Act), directors and 10% shareholders. Based upon the Company's review of the reporting forms received by it and representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during 1997 except that BTH filed a report on Form 5 in February 1998 to show its acquisition of shares of the Company's Class A Common Stock in August 1997, rather than a Form 4 in September 1997.

 Employment Agreement with the Company's Chief Executive Officer

  On December 20, 1994, the Company entered into an Employment Agreement with Glenn R. Jones (the "Employment Agreement") pursuant to which the Company agreed to employ Mr. Jones as Chief Executive Officer of the Company for a period of up to eight years from December 20, 1994. Under the terms of the Employment Agreement, Mr. Jones received a base salary of $2,500,000 in fiscal year 1995 (which approximated his fiscal year 1994 combined compensation from the Company and Jones Spacelink, Ltd.) and in the years thereafter he has received annual cost of living index based salary adjustments. In addition, Mr. Jones is entitled to participate in the Company's employee benefit plans at a level generally commensurate with his participation prior to December 1994. No other employee of the Company has an employment agreement with the Company.

  On August 12, 1998, the Company agreed to terminate the Employment Agreement effective on the closing of Comcast's acquisition of the Control Shares. In connection with the termination of the Employment Agreement, the Company has agreed to pay Mr. Jones an amount equal generally to the discounted value of the payments that would be due for the remaining term of the Employment Agreement as of the date of the closing of Comcast's acquisition of the Control Shares. If the closing of Comcast's acquisition of the Control Shares occurs on February 28, 1999, Mr. Jones would receive a payment of approximately $8,300,000 pursuant to his agreement to terminate the Employment Agreement.

 Compensation Committee Interlocks and Insider Participation

  In January 1995, the Board of Directors established a Compensation Committee to provide oversight review of all compensation plans and, in accordance with those plans, provided guidance on certain executive compensation matters. The members of the Compensation Committee during the first half of 1997 were Glenn
R. Jones, Derek H. Burney and Donald L. Jacobs. Robert Kearney replaced Derek Burney as a member of the Compensation Committee effective July 3, 1997 and Robert E. Cole replaced Glenn Jones as a member of the Compensation Committee effective June 16, 1998. It is expected that the Compensation Committee, with advice from other members of the Board of Directors and other Company management, will continue to be responsible for executive compensation policies and decisions in the future.

  Robert E. Cole, Robert Kearney and Donald L. Jacobs, the current members of the Compensation Committee, are non-employee Directors of the Company. Glenn
R. Jones, James B. O'Brien and Elizabeth M. Steele, executive officers of the Company, serve as officers and Directors of certain of the Company's affiliates. As individuals, these executive officers had no transactions with the Company other than as disclosed herein with respect to executive compensation.

       1998 COMPENSATION COMMITTEE REPORT ON 1997 EXECUTIVE COMPENSATION

  Policies. The policies of the Compensation Committee of the Board of Directors with respect to executive compensation are based on the Company's need to attract and retain key executives and to compensate them according to
(i) their performance, (ii) the Company's overall performance and (iii) executive compensation offered by others in the industry.

  Salaries. Base salaries for executives are primarily market-based and determined according to level of responsibility, scope and impact of decision making. The Company utilizes annual executive compensation salary surveys prepared by nationally recognized compensation consulting firms which pertain to the telecommunications and cable industries. In general, the Company seeks to set executive salary levels at approximately the mid-range of the survey data.

  Bonuses. The Compensation Committee believes that the basis of short-term incentive compensation is the current performance of the Company's executives, which largely is recognized through cash bonus awards. It is through the bonus program that both individual and corporate performance is recognized on a year-to-year basis. A defined bonus plan based on meeting specific budgeted revenue, cash flow, capital management, customer service, best practices and performance versus peer group has been established for all executives in the Company. While overall corporate performance is given recognition, it is the specific performance of the individual during the year that is given the greatest weight. Finally, through studies available to the Company, the Compensation Committee is aware of existing levels of compensation for companies in the telecommunications and cable industries, and appropriate attention is paid to such compensation, although individual performance remains the prime factor.

  Long-Term Incentives. Long-term incentives for eligible Company executives and key associates consist of qualified and non-qualified employee stock options that traditionally have vested over a term of five years or more and participation in a deferred compensation plan and/or a 401(k) plan. The competitive need to provide a realistic equity incentive for executives and to attract and retain key executives in a competitive environment was considered by the Board in establishing an annual long-term incentive stock option plan in 1992 for executives and certain key associates. The stock option plan is intended to promote the long-term success of the Company by providing eligible key executives an opportunity to acquire a proprietary interest in the Company. The goal of the stock option plan is to focus performance on the attainment of long-term strategic objectives and align executive financial interests with those of the shareholders of the Company. In 1993, the Company adopted a non-qualified deferred compensation plan that permits a greater contribution by executives and therefore greater matching amounts from the Company.

  Stock Option Awards During 1997. During 1997, awards of ten year stock options covering a total of 360,183 shares of Class A Common Stock were made to key associates in February 1997, with an exercise price of $9.25 per share.

  Compensation of the Chief Executive Officer. Pursuant to an Employment Agreement entered into between the Company and Mr. Jones in December 1994. Mr. Jones was paid an annual base salary of $2.5 million in 1995. Mr. Jones received a 4.8% cost of living increase on December 20, 1995, increasing his base salary to $2,620,000. Mr. Jones received a 3.6% cost of living increase on December 20, 1996, increasing his base salary to $2,714,320. Mr. Jones received a 4% cost of living increase on January 1, 1998, increasing his base salary to $2,806,606. In addition, Mr. Jones is entitled to participate in the Company's employee benefit plans at a level generally commensurate with his level of participation prior to December 1994. Stock option awards to Mr. Jones reflect both the Company's performance and, more specifically, his contribution to the direction of the Company during this critical period in the industry. Mr. Jones received an award in February 1997 of ten-year stock options covering a total of 110,937 shares of Class A Common Stock with an exercise price of $9.25 based on his and the Company's performance during 1996.

  1997 Company Performance Considered by the Compensation Committee. The following is a summary of the Company's 1997 achievements that were considered by the Compensation Committee in making its recommendations about executive compensation:

  Over the last several years, the Company has taken significant steps to simplify its corporate structure. This process has included sales of cable television systems owned by certain managed partnerships either to the Company or to unaffiliated entities and the divestiture of certain of the Company's non-strategic assets. As a result of this strategy, on a pro forma basis for the cable system acquisitions by the Company and cable system sales by the managed partnerships pending as of March 1998, 74% of total subscribers served by the Company would have been owned by the Company as of December 31, 1997, compared to 23% in June 1995.

  During this process of simplifying its corporate structure, the Company has also been successful in clustering its owned subscribers in two primary groups of cable systems. The Company's Virginia/Maryland cluster is based primarily on geography. The Company's suburban cluster is based on similar market and operating characteristics, rather than geography. These clusters represent 93% of Company-owned subscribers.

  Finally, the Company's core cable business had exceptional results. Basic customers grew at an annual rate of 3.1% in 1997 as compared with an industry average of 2.0% and cash flow grew at an annual rate of 12% in 1997 as compared with an industry average of 8%. The Company also expanded new businesses such as telephony, paging, long-distance telephone resale and digital technology.

  All of the foregoing achievements justify the executive compensation paid by the Company in 1997 in the form of salaries, bonuses and stock option awards.

  Submitted by the Compensation Committee of the Board of Directors of Jones Intercable, Inc.:

                                          Glenn R. Jones,
                                          Robert Kearney and
                                          Donald L. Jacobs

Dated as of February 11, 1998

  Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission, or elsewhere, the foregoing report of the Company's Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not be deemed soliciting materials or otherwise be deemed filed under either of such acts.

PERFORMANCE GRAPH

  The following graph represents a comparison of total shareholder returns for a five-year period among the Company, the Standard & Poors 500 Index and publicly traded companies that are members of the Company's cable television industry peer group.

                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG JONES INTERCABLE, INC., PEER GROUP AND S&P 500 INDEX

Measurement period              JONES              PEER         S&P 500
(Fiscal Year Covered)           INTERCABLE, INC.   GROUP        INDEX


FYE 12/31/92                    $ 100              $ 100        $ 100
FYE 12/31/93                    $ 139.60           $ 152.88     $ 110.08
FYE 12/31/94                    $  97.03           $ 107.40     $ 111.53
FYE 12/31/95                    $  98.02           $ 117.71     $ 153.45
FYE 12/31/96                    $  82.18           $  87.62     $ 188.68
FYE 12/31/97                    $ 139.10           $ 200.56     $ 251.63


                             CERTAIN TRANSACTIONS

  The Company has engaged in and expects to continue to engage in certain transactions with its affiliates. These transactions have involved affiliation agreements for the distribution of programming owned by affiliated companies on cable television systems owned or managed by the Company, lease agreements related to real estate, and lease agreements and service agreements related to certain technical, computer, financial and administrative services provided to the Company by affiliates. For the year ended December 31, 1997, approximately $705,000, or less than 1%, of the Company's total revenue and approximately $4,925,000, or 2.5%, of its total operating, general and administrative expenses were a result of related party transactions. Because certain officers and Directors of the Company are also officers and Directors of affiliated companies, the terms of any agreements between the Company and such affiliates generally are not and will not be the result of arm's length negotiations. There can be no assurance that the terms of any transactions between the Company and its affiliates have been or will be as favorable as the Company could obtain from unrelated parties.

  Set forth below is a description of the Company's transactions with Jones International, Ltd. ("International"), certain of its subsidiaries and certain other affiliates of the Company, including BTH, during the year ended December 31, 1997. In some instances the dollar amounts of transactions have been rounded to the nearest thousand. Most of the transactions described below are expected to continue during the current fiscal year.

JONES INTERNATIONAL, LTD.

  International and certain of its subsidiaries provide various services to the Company and its managed limited partnerships, including information and data processing services, office space and programming services, as described below. The costs of these services are charged to the Company, and the Company reimburses International accordingly. In some cases, a portion of certain of these expenses are reallocated to the Company's managed partnerships pursuant to the terms of the limited partnership agreements of such limited partnerships.

JONES GALACTIC RADIO, INC.

  Jones Galactic Radio, Inc. is a subsidiary of Jones International Networks, Ltd., an affiliate of International. The Company's cable systems receive audio programming from Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity. Payments made by the Company to Jones Galactic Radio, Inc. for programming provided to the Company-owned cable systems for the year ended December 31, 1997 totaled $243,800.

JONES COMPUTER NETWORK, LTD.

  Jones Computer Network, Ltd., a wholly owned subsidiary of Jones Education Company, a company owned 64% by International, 16% by the Company, 12% by BTH and 8% by Mr. Jones, operated, until April 1997, the television network Jones Computer Network. This network provided programming focused primarily on computers and technology. Jones Computer Network sold its programming to certain cable television systems owned by the Company. Payments made by the Company to Jones Computer Network with respect to programming provided to cable systems owned by the Company for the year ended December 31, 1997 totaled $222,800.

KNOWLEDGE TV, INC.

  Knowledge TV, Inc., a company owned 66% by Jones Education Company, 8% by Mr. Jones and 26% by the Company, operates the television network JEC Knowledge TV. JEC Knowledge TV provides programming related to computers and technology; business, careers and finance; health and wellness; and global culture and languages. Knowledge TV, Inc. sells its programming to certain cable television systems owned by the Company. Payments made by the Company to Knowledge TV, Inc. with respect to programming provided to cable television systems owned by the Company for the year ended December 31, 1997 totaled $411,200.

JONES FINANCIAL GROUP, LTD.

  Jones Financial Group, Ltd. ("Financial Group") performs services for the Company as its agent in connection with negotiations regarding various financial arrangements of the Company. Financial Group is owned 81% by International and 19% by Mr. Jones. In December 1994, the Company entered into a Financial Services Agreement with Financial Group pursuant to which Financial Group has agreed to render financial advisory and related services to the Company for a fee equal to 90% of the fees that would be charged to the Company by unaffiliated third parties for the same or comparable purposes. The Company pays Financial Group an annual $1,000,000 retainer as an advance against payments due pursuant to this agreement and reimburses Financial Group for its reasonable out-of-pocket expenses. The term of the Financial Services Agreement is for eight years from December 1994. Financial Group and BTH have entered into a separate agreement pursuant to which BTH is entitled to receive one-half of the net fees earned (gross fees less reasonable and customary operating expenses) by Financial Group under the Financial Services Agreement. During the year ended December 31, 1997, the Company paid Financial Group fees totalling $3,456,000 for acting as the Company's financial advisor in connection with certain of the Company's acquisitions, sales and exchanges of cable systems in 1997.

JONES INTERACTIVE, INC.

  Jones Interactive, Inc. ("Interactive"), a wholly owned subsidiary of International, provides information management and data processing services for operating companies affiliated with International. Charges to the various operating companies are based on usage of computer time by each entity. The amount charged to the Company and its managed partnerships by Interactive for the year ended December 31, 1997 totaled $5,454,000. Approximately 47% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships.

  As disclosed below, the Company also paid Interactive certain amounts in connection with the development and planned implementation of a new subscriber billing and management system. See "Investment in Jones Customer Service Management LLC."

JONES PROPERTIES, INC.

  Jones Properties, Inc. is a wholly owned subsidiary of International. The Company is a party to a lease with Jones Properties, Inc. under which the Company has leased a 101,500 square foot office building in Englewood, Colorado. The lease agreement, as amended, has a 15-year term expiring July 2000, with three 5-year renewal options. The annual rent is not to exceed $24.00 per square foot, plus operating expenses. The Company has subleased approximately 44% of the building to International and certain other affiliates on the same terms and conditions of the above-mentioned lease. Rent payments to Jones Properties, Inc. by the Company, net of subleasing reimbursements, for the year ended December 31, 1997 were approximately $1,345,000. Approximately 47% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships.

PRODUCT INFORMATION NETWORK

  The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of International, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." PIN has an affiliation agreement with the Company that expires on February 1, 2005. The PIN Venture generally makes incentive payments of approximately 60% of its net advertising revenue to the cable systems that carry its programming. Most of the Company's owned cable television systems carry PIN for all or part of each day. Aggregate payments received by the Company from the PIN Venture relating to the Company's owned cable television systems totaled approximately $705,000 for the year ended December 31, 1997.

GREAT AMERICAN COUNTRY, INC.

  The Great American Country network provides country music video programming to certain of the Company's owned systems. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of International. During the year ended December 31, 1997, the Company paid Great American Country, Inc. $313,000 for programming provided by Great American Country to Company-owned cable television systems.

JONES INTERNET CHANNEL, INC.

  Jones Internet Channel, Inc. ("JICI"), an indirect subsidiary of International, provided service on two Company-owned cable systems serving subscribers in Alexandria and Dale City, Virginia. As of December 31, 1997, the Company's costs related to this service had not been material. Pursuant to the terms of the informal agreement between the Company and JICI, all subscriber revenue generated by JICI's service was to flow to this affiliate until such time as this affiliate had recouped its costs for cable modems. Other revenues, if and when generated, and subscriber revenue after JICI's recoupment of its cable modem costs, were to be shared with the Company. As of December 31, 1997, JICI had not yet recouped its cable modem costs.

  In February 1998, BTH filed a lawsuit in the United States District Court for the District of Colorado against the Company, International, JICI and Glenn R. Jones. In its complaint, BTH alleged that the defendants had violated the Shareholders Agreement (as defined below) and certain duties allegedly owed to BTH, and conspired with each other to do so. More specifically, BTH claimed that under the Shareholders Agreement, the offering of the service known as the "Internet Channel" to the Company's subscribers, and any affiliation agreement between the Company and JICI for the provision of the Internet Channel service, could not proceed without approval of the "unrelated directors" of the Company as such term is defined in the Shareholders Agreement, including the three directors designated by BTH. BTH also maintained, in connection with the relationship and proposed affiliate agreement between the Company the JICI, that the defendants breached a provision of the Shareholders Agreement defining the "core business" of the Company. In addition to damages, BTH sought an injunction prohibiting the Company from making the Internet Channel available to additional subscribers and from entering into an affiliate agreement with JICI for the Internet Channel, as well as other equitable relief. On May 5, 1998, the Court permanently enjoined the Company and the other defendants in this civil action from proceeding further with any expansion of the Internet Channel, or any similar internet service provider business, without the approval of the unrelated directors of the Company. An appeal of the Court's Order entered on May 5, 1998 by Mr. Jones, International and JICI has been filed. However, if the transaction to transfer control of the Company from Mr. Jones, International and certain of their affiliates to Comcast is completed, that appeal will be dismissed, as will the remaining damages claims of BTH in the litigation.

  As a result of the injunction entered by the Court in this litigation, in June 1998 the Company negotiated an Internet service agreement with @Home, an unaffiliated party, for the provision of high speed Internet access services in its systems. The subscribers receiving Internet services from JICI are in the process of being converted to @Home subscribers, which conversion is expected to be complete by December 31, 1998.

SUPPLY AND SERVICES AGREEMENT WITH BTH

  The Company entered into a Supply and Services Agreement with BTH in December 1994. Pursuant to the Supply and Services Agreement, BTH provides the Company with access to the expert advice of personnel from BTH and its affiliates on an annual basis. The Company has agreed to pay an annual fee of $2,000,000 to BTH during the term of the agreement. Payments made by the Company under the Supply and Services Agreement during the year ended December 31, 1997 totaled $2,000,000.

SECONDMENT AGREEMENT WITH BTH

  The Company entered into a Secondment Agreement with BTH in December 1994. Pursuant to the Secondment Agreement, BTH provided a total of 12 secondees during 1997. These secondees worked for the Company and its managed partnerships. The Company reimbursed BTH for the full employment costs of such individuals. The Company reimbursed BTH $1,180,270 during the year ended December 31, 1997. Approximately 47% of this amount was paid by the Company, and remainder was allocated to and paid by the Company's managed partnerships.

INVESTMENT IN JONES CUSTOMER SERVICE MANAGEMENT LLC

  The Company and Jones Cyber Solutions, Ltd. ("JCS"), an indirect subsidiary of International, formed a venture, known as Jones Customer Service Management LLC, for the purpose of developing a subscriber billing and management system. As of December 31, 1997, the Company had invested $5,200,000 in the venture. The Company accounted for this investment using the equity method and, as of December 31, 1997, had recognized equity losses equal to its investment of $5,200,000. JCS performed the basic system development work for the venture and was paid periodically on a time and materials basis, plus 10% of the amount charged, for its own service. The venture granted to JCS the exclusive right to distribute the system to third parties for a period of five years for a commission on the license fees to be earned by the venture from such licensing.

  The venture's subscriber billing and management system was trialed in one of the Company's cable systems during 1997. The Company determined, in late 1997, not to pursue the implementation of the subscriber billing and management system in any of the Company's cable systems at this time. As a result of this decision, the Company incurred a loss of $14,228,000 in the fourth quarter of 1997 related to the write-off of costs associated with the planned implementation of the billing system in Company-owned cable systems.

  In connection with the development and planned implementation of the venture's subscriber billing and management system, the Company paid Jones Interactive, Inc., a wholly owned subsidiary of International, $2,991,000 during the year ended December 31, 1997, and a total of $6,740,000 from the outset of the project through December 31, 1997, for work done by Jones Interactive, Inc. to prepare the Company's owned and managed cable systems for the implementation of the venture's subscriber billing and management system. All of these costs are included in the $14,228,000 write off.

  The Company sold its interest in Jones Customer Service Management LLC to JCS on August 31, 1998 for a sale price of $3,150,000.


                  PROPOSAL 2. TO RATIFY SELECTION OF AUDITORS

  The Board of Directors of the Company has approved the selection of the firm of Arthur Andersen LLP, certified public accountants, 717 Seventeenth Street, Denver, Colorado, to serve as the independent auditors for the Company for the year ending December 31, 1998.

  The Company has been informed by Arthur Andersen LLP that neither that firm nor any of its partners has any financial interest, direct or indirect, in the Company, and that neither that firm nor any of its partners has had any connection with the Company in the capacity of promoter, or underwriter, voting trustee, director, officer or employee.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

  In order to ratify the selection of the firm of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998, a favorable majority vote of the shares represented at the Meeting, in person or by proxy, will be necessary to approve the proposal. For this purpose, holders of Common Stock and holders of Class A Common Stock will vote as a single class; the holders of Common Stock will have one vote for each share held and the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share held.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

  Each shareholder of record as of the Record Date has been mailed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and a copy of the Company's Form 8-K Current Report dated August 12, 1998. The Company will furnish without charge a copy of the Company's 1997 Annual Report to any person requesting a copy in writing and stating that he was the beneficial owner of shares of Class A Common Stock or Common Stock of the Company on the Record Date. Requests and inquiries should be addressed to:

    Ms. Kelly Swindell
    Jones Intercable, Inc.
    9697 East Mineral Avenue
    P.O. Box 3309
    Englewood, CO 80155-3309

  The Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Company's Form 8-K Current Report dated August 12, 1998 are not to be regarded as proxy soliciting materials or as communications by means of which a solicitation is to be made.

                                          By Order of the Board of Directors,

                                          /s/ Elizabeth M. Steele

                                          Elizabeth M. Steele
                                          Vice President, Secretary
                                          and General Counsel

Dated: September 21, 1998

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            JONES INTERCABLE, INC.
                           9697 EAST MINERAL AVENUE
                                P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

   The undersigned hereby appoints Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Common Stock of Jones Intercable, Inc. held of record by the undersigned on September 15, 1998 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 9697 East Mineral Avenue, Englewood, Colorado, at 10:00 a.m., Mountain Time, on Tuesday, October 20, 1998, and at any adjournment thereof.

                          (CONTINUED ON OTHER SIDE)


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                            FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example [X]

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS
                      NAMED IN ITEM 1 AND FOR PROPOSAL 2.

                                                       WITHHELD
                                                FOR    FOR ALL
Item 1-Election of directors by the holders     [_]      [_]
of Common Stock.
Glenn R. Jones, Josef J. Fridman, Robert E.
Cole, James J. Krejci, James B. O'Brien,
Raphael M. Solot, Howard O. Thrall, Siim A.
Vanaselja and Sanford Zisman

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS NAMED IN ITEM 1 AND "FOR" PROPOSAL 2.


                                                        FOR   AGAINST   ABSTAIN
Proposal 2-Ratification of the Appointment              [_]     [_]       [_]
of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

Item 3-In their discretion, the Proxies are authorized  [_]     [_]       [_]
to vote upon such other business as may properly come before the Meeting.





Signature(s) ______________________________________    Date ____________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            JONES INTERCABLE, INC.
                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

   The undersigned hereby appoints Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Common Stock of Jones Intercable, Inc. held of record by the undersigned on September 15, 1998 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 9697 East Mineral Avenue, Englewood, Colorado, at 10:00 a.m., Mountain Time, on Tuesday, October 20, 1998, and at any adjournment thereof.



                           (CONTINUED ON OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                             Please mark   [X]
                                                             your votes as
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS NAMED IN ITEM 1 AND
                                FOR PROPOSAL 2.

                                                        WITHHELD
                                                 FOR    FOR ALL
Item 1-Election of directors by the holders of   [_]      [_]
Class A Common Stock.
William E. Frenzel, Donald L. Jacobs,
Robert Kearney and Robert B. Zoellick

WITHHELD FOR: (Write that nominee's name in the space provided below).
___________________________________________________________________
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS NAMED IN ITEM 1 AND "FOR" PROPOSAL 2.



Proposal 2-Ratification of the Appointment of Arthur     FOR  AGAINST  ABSTAIN
Andersen LLP as the Company's independent auditors       [_]    [_]      [_]
for the year ending December 31, 1998.

Item 3-In their discretion, the Proxies are authorized   [_]    [_]      [_]
to vote upon such other business as may properly come before the Meeting.
















Signature(s) ________________________________________    Date _________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE